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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                               JFK CATERERS, INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the "corporation") is

                               JFK CATERERS, INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                  To carry on and conduct a general food and beverage business; to operate in connection therewith facilities for the manufacture, productions, processing, storage, distribution, and sale of foods and beverages and any other related items; to sell at wholesale and retail; to operate such facilities on its own account, under management contracts with others, or under franchise, or in any other legitimate capacity; to engage in the business of providing and promoting entertainments, amusements, and other means of recreation.
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                  To carry on and conduct a general hotel business; to operate in connection therewith hotels, motels, inns, taverns, and other places of lodging of every kind and description; and to provide and operate facilities necessary or desirable in connection therewith; and to operate such facilities on its own account, under management contracts with others, or under franchises, or in any other legitimate capacity.

                  To acquire, by purchase, exchange, lease, franchise, license, or any other lawful manner, and to build, own, operate, manage, sell, lease, mortgage, or otherwise dispose of, the facilities and properties which are or may be, required in the conduct of such general food and beverage business and hotel business and all other businesses related thereto, also to purchase, acquire, own, hold, use, lease (either as lessor or lessee), rent, sublet, grant, sell, exchange, subdivide, mortgage, encumber, deed in trust, manage, improve, develop, maintain, construct, operate and generally deal in, any and all real estate, improved and unimproved, stores, office buildings, apartment houses, shopping centers, commercial buildings, restaurants, hotels, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal, and mixed, and any interest or right therein, wheresoever situated.

                  To manufacture, purchase, or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, rent, transfer, or in any manner dispose of, and to deal and trade in, goods, wares, merchandise, including equipment, furniture and fixtures, and property of any and every class and description.

                  To acquire the good will, business, rights and property, franchises, and assets of every kind, with or without undertaking the whole or any part of the liabilities, of any person, firm, association, or corporation; and to acquire any property or business as a going concern or otherwise by (i) purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner; and to pay for the same in cash, the stock of this corporation, bonds, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the good will, business, rights, and property so ac-


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         quired; and to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                  To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell, assign, transfer, or in any manner dispose of, and to grant licenses, franchises, or other rights in respect of, and in any manner deal with, any and all rights, trade and service marks, systems, inventions, improvements, and processes used in connection with or secured under letters patent or copy-rights of the United States or other countries, or otherwise, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

                  To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities, or evidences of indebtedness created by any other corporation or corporations of this State or any other state, country, nation, or government and while owner of said stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do, and to promote or to aid in any manner, financially or otherwise, any corporation of which any shares of stock, bonds, notes, debentures, or other securities or evidences of indebtedness are held directly or indirectly by this corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, notes, debentures, and other obligations of such other corporations.

                  To issue bonds, debentures, or obligations from time to time for any of the objects or purposes of the corporation and to secure the same by mortgage, pledge, deed of trust, or otherwise, including, but without limitation, bonds, debentures, and other obligations convertible into other securities of the corporation.

                  To conduct business in any of the States, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, to have one or more offices


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         therein, and therein to hold, purchase, mortgage, and convey real and personal property, without limit as to the amount.

                  To do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others.

                  To purchase, hold, and reissue any of the shares of its capital stock.

                  To exercise all powers enumerated in the General Corporation Law of Delaware; and, in addition, to exercise all powers granted by any other law or by this certificate of incorporation, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth herein.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100), all of which are without par value. All such shares are of one class and are Common Stock.

                  No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

          NAME                      MAILING ADDRESS

         R.G. Dickerson             229 South State Street, Dover, Delaware

                  SIXTH: The corporation is to have perpetual existence.


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         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and,


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                  after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                           3. Whenever the corporation shall be authorized to
                  issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph
                  (c) (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on October 11, 1983.


                                    /s/ R. G. Dickerson
                                    ------------------------------
                                           R. G. Dickerson
                                            Incorporator


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               JFK CATERERS, INC.


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                               JFK CATERERS, INC.

         2. The certificate of incorporation of the corporation is hereby amended by adding a new Article TENTH and renumbering former Article TENTH as Article ELEVENTH so that as amended, said Articles shall be and read as follows:

         TENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 374 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH. From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

         3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 12, 1986.


                                    /s/ Richard E. Marriott
                                    ---------------------------------
                                    Richard E. Marriott, President

Attest:

/s/ Shirley J. Evans
---------------------------------
Shirley J. Evans, Secretary
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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

         JFK CATERERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent

         The Board of Directors of JFK CATERERS, INC. adopted the following resolution on the 21st day of February, 1990.

                  Resolved, that the registered office of JFK CATERERS, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, JFK CATERERS, INC. has caused this statement to be signed by Gary L. Theurer, its Vice President and attested by John C. Carr, its Secretary this 21st day of February, 1990.


                                    By /s/ Gary L. Theurer
                                      ----------------------------
                                      Vice President

ATTEST:

By /s/ John C. Carr
  ----------------------------
  Secretary